Exhibit 10.3

EXECUTION VERSION

INTELLECTUAL PROPERTY PURCHASE AGREEMENT

This intellectual property purchase agreement (the "Agreement") is entered into as of September 29, 2017 (the "Effective Date"), by and between David W. Evans, a US citizen (“Seller”) and Guardion Health Sciences, Inc., a Delaware corporation, or its assigns (“Buyer”).

WHEREAS, Seller solely owns all right, title, and interest in and to the patent applications listed in Schedule A attached hereto, any patents issuing therefrom, and any patents or patent applications throughout the world claiming priority from any of the foregoing, including, without limitation, all continuation patents, divisional patents, continuation-in-part patents, patent applications (including, without limitation, provisional applications), reissues, reexaminations, extensions, substitutes and foreign counterparts concerning or relating to said patents and patent applications, as well as any inventions disclosed in any of the foregoing (collectively, the “Patented Technology”);

WHEREAS, Seller has not transferred, licensed or otherwise encumbered Seller’s right, title and interest in the Patented Technology;

WHEREAS, Buyer desires to purchase from Seller all right, title, and interest in and to the Patented Technology; and

WHEREAS Seller desires to sell his right, title, and interest in and to the Patented Technology.

AGREEMENT

NOW, THEREFORE, in consideration of the covenants and promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

1.     Definitions.

(a)          Covered Goods or Services means goods or services sold or otherwise provided by Buyer to third parties that constitute a method and apparatus for vision acuity testing that fall within the claims of the patents and patent applications included in the Patented Technology.

(b)          Net Revenues means the cash revenue of Buyer determined in accordance with United States generally accepted accounting principles consistently applied with past practice (GAAP) for each Covered Good or Service that is sold anywhere in the world , after deduction of the following: rebates, commissions, discounts, insurance, freight, duties, taxes and bad debts from amounts earlier booked as revenue on sales of the Covered Goods or Services.

2.     Asset Transfer. Seller hereby conveys, transfers, assigns, delivers, and contributes to Buyer all of Seller’s right, title, and interest in and to the Patented Technology, including without limitation, damages, and payments for past or future infringements, all rights to sue for past, present, and future infringements, and all other intellectual property rights owned or claimed by Seller embodied in the Patented Technology, including renewal rights therein, the exclusive right to enforce and file related patent applications therefor in the United States and throughout the world.

3.     Consideration. As consideration for this Agreement, Buyer shall pay to Seller a commercially reasonable royalty (“Royalty”) of Net Revenues during the Royalty Term (defined hereinafter). The Parties agree to negotiate the amount and the terms and conditions of the Royalty in good faith, provided that the Parties agree and acknowledge that the Royalty for Covered Goods and Services not covered by an issued patent shall be less than the Royalty for Covered Goods and Services covered by an issued patent. There shall be no minimum requirements.

4.     Royalty Term. Buyer’s payment of the Royalty to Seller shall begin thirty (30) days after the first sale or provision of the Covered Goods or Services, if any, and remain in effect until the sooner of (a) the expiration of the last-to-expire of the Patented Technology or

(b) the cessation of sales or provision of Covered Goods or Services (“Royalty Term”).

5.     No Obligation. Seller agrees and acknowledges that:

(a)          Subject to Section 6, Buyer, in its sole and exclusive discretion, shall (i) have the right, but not the obligation, to file or continue to prosecute any patent application, secure any patent, or maintain any patent included in the Patented Technology; and (ii) have the right, but not the obligation, to bring or prosecute actions or suits against any third parties for infringement of the Patented Technology;

(b)          Buyer (i) may engage in the conception, development, manufacture, use, practice, or sale of other products or methods which may compete with the Covered Goods or Services, (ii) must contribute significant resources of its own to successfully develop, manufacture, use, and sell the Covered Goods or Services; and (iii) may be obligated to submit certain notices and obtain certain approvals, licenses and rights required by applicable law before it can develop, manufacture, use or sell the Covered Goods or Services, thus Buyer shall only be required to use its reasonable efforts to develop, manufacture and sell the Covered Goods or Services; and

(c)          In no event does Buyer guarantee that the Covered Goods or Services can or will be commercialized and Buyer may cease to commercialize, develop or move forward with the Patented Technology at any time at its sole and exclusive discretion.

6.     In the event that Buyer decides not to continue to prosecute the patent applications listed in Schedule A hereto (“Pending Patent Applications”), or to otherwise commercially exploit the Patented Technology, Buyer shall give reasonable notice to Seller of its decision. Buyer agrees to either notify Seller of its intent to not pursue the Pending Patent Applications at least 30 days prior to the expiration of any deadline in the US or foreign patent process or to otherwise timely comply with said deadlines. In the event that Buyer decides not to pursue the Pending Patent Applications or continue to economically exploit the Patented Technology, Seller shall have the right to require that the Pending Patent Applications and/or the Patented Technology, whichever is applicable based on what Buyer decides not to pursue, be assigned back to Seller at no cost to Seller. In such event, Buyer shall have an irrevocable, unrestricted, royalty free license (notwithstanding any royalty negotiated pursuant to this Agreement) to practice any invention in such Pending Patent Applications should a patent be issued on such invention as needed by Buyer to exploit the Covered Goods and Services to the extent their compositions or methods fall within the claims included in the Patented Technology.

7.     Representations and warranties.

Seller hereby represents and warrants that:

(a)          he has not assigned, transferred, sold, conveyed any interest in, or otherwise disposed of his rights, title and interest in the Patented Technology to anyone;

(b)          he has sole, exclusive, valid, and unencumbered title to his rights, title and interest in the Patented Technology and has not granted any liens, mortgages, encumbrances, licenses or other agreements thereon or thereto;

(c)          he has full right, power and authority to grant all of the rights, title and interests granted in this Agreement, and no consents of any other parties are necessary or appropriate under any agreements concerning the Patented Technology in order for the transfer and assignment of any of his rights, title and interest in the Patented Technology under this Agreement to be legally effective;

(d)          no dispute exists which challenges the use, legality, validity, or enforceability of the Patented Technology, and no circumstances or grounds exist that would give rise to such disputes; and

(e)          to Seller’s knowledge, use of the Patented Technology will not interfere with, infringe upon, misappropriate, or otherwise breach the rights of any third party.

8.     Indemnity. Seller shall indemnify, make good, save and hold harmless Buyer, its parent, successors, Buyers and assigns and their respective officers, agents and employees, from all liabilities, damages, costs, charges, reasonable attorneys' fees, recoveries, actions, judgments, penalties, expenses and other losses whatsoever which may be obtained against, imposed upon or suffered by Buyer, its parent, successors, Buyers and assigns arising from a third party claim resulting from breach of any of Seller’s representations, warranties or agreements hereunder.

9.     Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and permitted assigns. No party may assign or delegate its rights or obligations hereunder without the prior written consent of the other parties; provided, however, that Buyer shall be entitled to assign or delegate all or any part of its rights or obligations hereunder (a) to any one or more affiliates of Buyer, (b) in connection with the sale of all or any substantial portion of the assets of Buyer or one or more affiliates of Buyer or (c) for collateral security purposes to any lender providing financing to Buyer. No assignment shall relieve the assigning party of any of its obligations hereunder. “Affiliate” of Buyer means any individual, corporation, partnership, joint venture, limited liability company, unincorporated organization, trust, association or other entity that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, Buyer. The term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of an Affiliate, whether through the ownership of voting securities, by contract or otherwise.

10.   Further Documents. The Parties shall execute all such further documents as shall be reasonable, convenient, necessary, or desirable to carry out the provisions of the Agreement.

11.   Confidentiality. The contents, but not the mere existence of this Agreement are and shall be kept confidential by the Parties.

12.   Amendment and Modifications. Subject to applicable law, this Agreement may be amended, modified and supplemented only by written agreement between the Parties hereto which states that it is intended to be a modification of this Agreement.

13.   Waiver of Compliance. Any failure of either Party to comply with any obligation, covenant, agreement or condition herein may be expressly waived in writing by the other party, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

14.   Waiver. No failure on the part of any Party to exercise or delay in exercising any right hereunder shall be deemed a waiver thereof, nor shall any single or partial exercise preclude any further or other exercise of such or any other right.

15.   Governing Law, Jurisdiction and Venue. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction). Each party irrevocably consents and submits to the personal jurisdiction and venue of the federal and state courts located in San Diego County, California and irrevocably waives any and all claims and defenses which such party might otherwise have in any action or proceeding in any of such courts based upon any alleged lack of personal jurisdiction, improper venue, forum non conveniens or any similar claim or defense. The prevailing party in any action brought pursuant to the terms hereof shall be entitled to its attorneys’ fees and costs.

16.   Specific Performance. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, in addition to any other right or remedy to which it may be entitled at law or in equity, (a) Buyer will be entitled to seek an injunction or injunctions or specific performance, without the posting of any bond, to prevent breaches of this Agreement by Seller and to enforce specifically the terms and provisions of this Agreement, in addition to any other remedy to which such Party is entitled at law or in equity and (b) Seller will be entitled to seek an injunction or injunctions or specific performance, without the posting of any bond, to enforce specifically the terms and provisions of this Agreement, to prevent breaches of this Agreement, in addition to any other remedy to which such Party is entitled at law or in equity.

17.   Dispute Resolution; Arbitration. If any contest or dispute arises between the parties with respect to this Agreement, other than injunctive and equitable relief with regard to Section 15 hereof, such contest or dispute shall be submitted to binding arbitration in Wilmington, Delaware in accordance with the rules and procedures of the Commercial Arbitration Rules and the expedited arbitration procedures of the American Arbitration Association (“AAA”) then in effect. The decision of the arbitrator shall be final and binding on the parties and may be entered in any court of applicable jurisdiction. The parties shall bear their own legal fees in any arbitration and shall split the fees of the AAA and the arbitrator.

18.   Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

19.   Headings. The headings of the Sections of this Agreement are inserted for convenience only and shall not constitute a part hereof or affect in any way the meaning or interpretation of this Agreement.

20.   Third Parties. Except as specifically set forth or referred to herein, nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person or corporation other than the Parties hereto and their successors or assigns, any rights or remedies under or by reason of this Agreement.

21.   Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be unlawful or unenforceable, such provisions shall be considered severed from the provisions of this Agreement but all remaining provisions of this Agreement shall remain in full force and effect.

22.   Notices and Demands. All notices, requests, demands or other communications required by, or otherwise with respect to this Agreement shall be in writing and shall be deemed to have been duly given to any party when delivered personally (by courier service or otherwise), against receipt, when delivered by telecopy and confirmed by return telecopy, or when actually received when mailed by registered first-class mail, postage prepaid and return receipt requested in each case to the applicable addresses set forth below:

Seller:

David W. Evans

4141 Jutland Drive, Suite 215

San Diego, CA 92117

Telephone: 937-548-7970

Facsimile: 937-548-2773

Email: devans@vectorvision.com

Buyer:

Guardion Health Sciences, Inc.

15150 Avenue of Science, Suite 200

San Diego, CA 92128

Attention: Michael Favish

Telephone: 858-605-9055 Ext 201

Facsimile: 858-630-5543

Email: mfavish@guardionhealth.com

with a copy (which shall not constitute notice) to:

SHEPPARD MULLIN RICHTER & HAMPTON LLP

333 South Hope Street, 43rd Floor

Los Angeles, CA 90071

Attention: David I. Sunkin, Esq.

Telephone: (213) 617-4252

Facsimile: (213) 443-2750

Email: dsunkin@sheppardmullin.com

23.  Entire Agreement. This Agreement sets forth the final, complete and exclusive agreement and understanding of the Parties hereto in respect of the subject matter contained herein, and supersedes all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered to be effective as of the date first written above.

Dated: September 29, 2017	Seller

/David Evans/
David Evans
Chief Executive Officer

Dated: September 29, 2017	Buyer

VectorVision Ocular Health, Inc.

/Michael Favish/
Michael Favish
President

Signature Page to IP Purchase Agreement

SCHEDULE A

Country	App. No.	Filing Date	Title
USA	15277849	September 27, 2016	METHOD AND APPARATUS FOR VISION ACUITY TESTING
USA	15445586	February 28, 2017	METHOD AND APPARATUS FOR VISION ACUITY TESTING

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